UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2012

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) and (e)

LETTER AGREEMENT WITH MR. ESSIG

Pursuant to a letter agreement dated June 7, 2012 between Stuart M. Essig and Integra LifeSciences Holdings Corporation (the Company”), effective as of June 7, 2012, Mr. Essig’s employment with the Company will terminate and he will cease to serve as Executive Chairman of the Board of Directors of the Company. Mr. Essig will continue to serve as Chairman and as a member of the Board of Directors. The agreement also provides that, as of June 7, 2012, Mr. Essig’s employment agreement will terminate, except for certain provisions that survive by their terms. In addition, as of June 7, 2012, Mr. Essig will become a non-employee director and will be entitled to compensation in his capacity as a non-employee director.

The foregoing description of the agreement is qualified in its entirety by reference to a copy of the letter agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, the Company would be required to distribute to Mr. Essig approximately 1.67 million shares of its common stock relating to his deferred stock units (SUs) within approximately six months after the date that he ceases to be an employee of the Company and takes the role of non-executive Chairman of the Board of Directors. As described above in Item 5.02, Mr. Essig will cease to be an employee of the Company and take the role of non-executive Chairman effective as of June 7, 2012. As a result, the Company will be required to distribute the SUs and use cash to pay withheld federal and state taxes in connection with the release of such SUs in the fourth quarter of 2012, and most of the payments will be classified as an operating use of cash. The Company will retain shares equal in value to the required withholding taxes, which may exceed 44% of the then aggregate fair market value of the SUs. The Company will be able to deduct the total amount of such deferred compensation from its federal and state corporation taxes, but will not receive the cash benefits of such deductions in the same period.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Letter agreement dated June 7, 2012 between Stuart M. Essig and Integra LifeSciences Holdings Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

June 7, 2012	By:	/s/ John B. Henneman, III

Name: John B. Henneman, III
Title: Executive Vice President, Finance and Administration, and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter agreement dated June 7, 2012 between Stuart M. Essig and Integra LifeSciences Holdings Corporation